Number

PXLW-

Shares

pixelworks™

INCORPORATED UNDER THE LAWS OF THE STATE OF OREGON

THIS CERTIFICATE IS TRANSFERABLE IN JERSEY CITY, NJ, NEW YORK, NY AND PITTSBURGH, PA

CUSIP 72581M 30 5

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

SPECIMEN

is the record holder of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $0.001 PAR VALUE PER SHARE, OF

Pixelworks, Inc.

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and Registrar.

WITNESS the facsimile signatures of its duly authorized officers.

Dated:

Bruce A. Walicek

PRESIDENT AND CHIEF EXECUTIVE OFFICER

CHIEF FINANCIAL OFFICER

COUNTERSIGNED

STOCKTRANS, A BROADRIDGE COMPANY
44 WEST LANCASTER AVE. ARDMORE, PA 19003
TRANSFER AGENT

BY

AUTHORIZED SIGNATURE